UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2011

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of TeleCommunication Systems, Inc. (the "Company") was held on June 9, 2011 (the "Annual Meeting"). At the Annual Meeting, the stockholders voted on the following items:

Proposal 1: Election of Directors

Elected two Class I directors to serve for terms of three years, until the Company's annual meeting of stockholders to be held in 2014, and one Class II director to serve for a one year term, until the Company's annual meetin of stockholders to be held in 2012, and each until his successor is duly elected and qualifies, unless priro to that date they have registered or otherwise left office. Each of the Class I and Class II directors was elected, with each director receiving votes as follows:

Votes Cast:

Thomas M. Brandt, Jr., Class I
FOR: 39,699,781
AGAINST: 0
ABSTENTIONS: 4,965,375
BROKER NONVOTES: 0

Jon B. Kutler, Class I
FOR: 40,534,078
AGAINST: 0
ABSTENTIONS: 4,131,078
BROKER NONVOTES: 0

A. Reza Jafari, Class II
FOR: 41,758,490
AGAINST: 0
ABSTENTIONS: 2,906,666
BROKER NONVOTES: 0

Proposal 2: Approval of the Compensation of our Named Executive Officers

Approved on an advisory basis (non-binding), the compensation of the Company's named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement ("Say on Pay") for the Annual Meeting. There were 43,676,460 votes cast for the proposal, 854,937 votes cast against the proposal, 133,759 abstentions and 0 broker non-votes.

Proposal 3: Frequency of Holding Future Advisory Votes on the Compensation of our Named Executive Officers

Approved on an advisory basis (non-binding), a frequency period of every three years for future votes on Say on Pay proposals. There were 21,780,131 votes cast for a frequency period of every year, 157,181 votes cast for a frequency period of every two years, 22,528,394 votes cast for a frequency period of every three years, 199,450 abstentions and 0 broker non-votes. Based on these results, the Company's Board of Directors intends to hold an advisory vote on Say on Pay every three years.

There were no other matters coming before the Annual Meeting that required a vote by the stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

June 13, 2011	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary